UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: May 3, 2019

                        PURE HARVEST CANNABIS GROUP, INC.
                   -----------------------------------------
                (Name of registrant as specified in its charter)

     Colorado                 333-212055                   71-0952431
-------------------        ------------------           -------------------
    State of                Commission File                 IRS Employer
  Incorporation                Number                    Identification No.

                                929 Colorado Ave
                             Santa Monica, CA 90401
                           ---------------------------
                     Address of principal executive offices

                                 (800) 560-5148
                           --------------------------
                      Telephone number, including Area code



                   -----------------------------------------
           Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written  communications  pursuant to Rule 425 under the  Securities Act (17
    CFR 230.425)

[ ] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
    Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging Growth Company [X]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:


       Title of each         Trading           Name of each exchange on which
           class            Symbol(s)                    registered
--------------------------------------------------------------------------------
           None                N/A                         N/A


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

Item 1.01   Entry Into a Material Definitive Agreement

     On May 3, 2019 the Company leased two one-story commercial buildings, consisting of approximately 2,750 combined square feet, located along Interstate 70 approximately 35 miles west of Denver, Colorado. The lease expires on April 30, 2022, but may be renewed for an additional five years at the option of the Company. The monthly rent is $8,000 for the initial three year term, increasing to $12,000 per month for the final year of the renewal term if the Company elects to extend the term of the lease.

     The lease is a "triple net" lease, which means the Company, in addition to the monthly rent, is required to pay the cost of all utilities, insurance, repairs, maintenance and real estate taxes.

     The Company plans to remodel the buildings on the property so that they can be used as a retail marijuana dispensary and for other purposes.

     The Company has an option to purchase the property according to the following terms:

                                          Purchase         Plus the following
           If option is exercised     price will be      % of Gross Sales (1)
           ----------------------     -------------      --------------------

           Before May 1, 2020        $1,400,000                   4%

           Between May 2, 2020 but
             before May 1, 2021      $1,500,000                   5%

           Between May 1, 2021 but
             before May 1, 2022      $1,600,000                   6%

(1) Percentage of the gross sales derived from all business operations conducted on or from the building for period of five years commencing on the date of the sale of the building. Gross sales will be net of any discounts and taxes.

     Additional purchase options are provided for the twelve months ending May 1, 2023, through May 1, 2027.

     As additional consideration for the lease, the Company granted the landlord the following options:

     o The first option, which expires on April 30, 2022, allows the landlord to acquire 1,600,000 post-split shares of the Company's restricted common stock, plus warrants which will allow the landlord to purchase up to 1,600,000 post-split shares of the Company's common stock at a price of $2.00 per share. The warrants expire three years after the option is exercised.

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

     o The second option, which expires on April 30, 2027, allows the landlord to acquire 1,800,000 post-split shares of the Company's restricted common stock, plus warrants which will allow the landlord to purchase up to 1,800,000 post-split shares of the Company's common stock at a price of $2.00 per share. The warrants expire three years after the option is exercised. The second option may only be exercised if the Company elects to renew the lease for an additional five years.

     To exercise either option, the landlord must convey the property the Company has leased, free and clear of any encumbrances, to the Company.

     If the first option is exercised, the second option terminates.

     The Company issued the landlord 400,000 shares of its post-split restricted common stock in consideration for the option to purchase the buildings.

Item 3.02.  Unregistered Sale of Equity Securities.

     The Company relied upon the exemption from registration provided by Section 4(a)2 of the Securities Act of 1933 with respect to the issuance of the shares and warrants described in Section 1.01 of this report. The person that acquired the shares and warrants was a sophisticated investor that was provided full information regarding the Company's business and operations. There was no general solicitation in connection with the issuance of these securities. The person that acquired the shares and warrants acquired these securities for its own account. The securities cannot be sold unless pursuant to an effective registration statement or an exemption from registration.

Item 8.01.  Other Events.

     On May 13, 2019 the Company issued a press release, filed as Exhibit 99, concerning the lease of the property described in Item 1.01 of this report.

Item 9.01   Financial Statement and Exhibits

Number      Description
------      -----------

99          Press Release








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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

May 14,2019

                                       PURE HARVEST CANNABIS GROUP, INC.


                                       By: /s/ David Lamadrid
                                           -----------------------
                                           David Lamadrid
                                           Chief Executive Officer